QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

Contact: Michael D. Angel
Chief Financial Officer
SPECTRIAN
408-745-5788
michael_angel@spectrian.com
or
Michelle J. Kim
Marketing Communications Manager
SPECTRIAN
408-745-5785
michelle_kim@spectrian.com

FOR IMMEDIATE RELEASE

SPECTRIAN ANNOUNCES SELECTED SECOND QUARTER RESULTS

        SUNNYVALE, Calif., Oct. 29, 2002—Spectrian Corporation (Nasdaq: SPCT), a leader in the design and manufacture of power amplifiers for the wireless infrastructure market, today announced that it would release its full financial results for the quarter ended September 29, 2002 after the close of the market on October 30, 2002.

        REMEC, Inc. and Spectrian announced today that they had amended their agreement to provide that each share of Spectrian common stock will be exchanged for one share of REMEC common stock. The timing of the previously announced acquisition by REMEC, Inc. remains subject to the outcome of the ongoing review by the Securities and Exchange Commission of Spectrian's Annual Report on Form 10-K for the fiscal year ended March 31, 2002 and its subsequent reports on Form 10-Q. The parties announced their intentions to complete the transaction by the end of calendar 2002.

        In light of Spectrian and REMEC's announcement today that they have amended their agreement to merge, Spectrian is providing selected financial results as follows prior to its previously scheduled release of financial results:

        Spectrian's revenue for the quarter ended September 29, 2002 was $5.9 million.

Spectrian Announces Selected Second Quarter Results                                                                         Page 2

        For the quarter ended September 29, 2002, the pro forma net loss was $34.7 million, or $3.03 per diluted share. Spectrian's pro forma net loss for the quarter ended September 29, 2002 included a net charge to cost of sales expense aggregating approximately $23.8 million attributable to (i) the write-down of inventory to lower of cost or market, (ii) excess and obsolete inventory charges, and (iii) adverse inventory purchase commitments, due to poor actual and anticipated economic and business conditions.

        Spectrian will be conducting a conference call to discuss the results for the second quarter and to provide guidance. An audio simultaneous Webcast will be available on October 30, 2002 at 2 p.m. PST. Log on to the Spectrian Website at www.spectrian.com. The call will last approximately one hour. The webcast will be archived on the website. You can also access a playback of this call. The recording will be available at 5 p.m. PST on October 30, 2002 and will end on November 8, 2002. To access this, please call (800) 642-1687 or (706) 645-9291 and enter reservation number 6210286.

        Spectrian is a leading designer and manufacturer of single carrier and multicarrier high-power RF amplifiers for the worldwide wireless communications industry, utilized in both wireless data and voice applications. Spectrian supports AMPS, CDMA, TDMA, GSM, EDGE and 3G technologies for mobile and fixed wireless networks. Spectrian is located at 350 West Java Drive, Sunnyvale, California 94089. For more information, visit the company's Web site at www.spectrian.com or call 408/745-5400.

Forward Looking Statements

        Certain statements in this press release, including the outcome of the Securities and Exchange Commission's review of Spectrian's annual and quarterly reports are forward-looking statements that are subject to risks and uncertainties. Results could differ materially based on various factors including, and without limitation, the impact of the outcome of the Securities and Exchange Commission's review of Spectrian's annual and quarterly reports. Further information on factors that could affect Spectrian's results are included in Spectrian's Annual Report on Form 10-K for the year ended March 31, 2002 and Form 10-Q for the quarter ended June 30, 2002.

REMEC and Spectrian Announce Revised Acquisition Terms                                                                         Page 3

Additional Information

        REMEC plans to amend its previously filed preliminary Registration Statement on SEC Form S-4 in connection with the merger, and REMEC and Spectrian expect to mail a Joint Proxy Statement/Prospectus to the respective holders of their common stock containing information about the merger. Investors and security holders are urged to read the Amended Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available. The Amended Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about REMEC, Spectrian, the merger and related matters. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the U.S. Securities and Exchange Commission at www.sec.gov.

        Spectrian, its directors, executive officers and certain members of management and employees may be soliciting proxies from Spectrian's stockholders in favor of the adoption of the merger agreement. A description of any interests that Spectrian's directors and executive officers have in the merger will be available in the Joint Proxy Statement/Prospectus.

        Spectrian is a registered trademark of Spectrian Corporation. Other brand or product names are registered trademarks or trademarks of their respective holders.

(c)  Spectrian Corporation, 2002. All rights reserved.

QuickLinks

  Exhibit 99.2
SPECTRIAN ANNOUNCES SELECTED SECOND QUARTER RESULTS